Exhibit 99.1

WisdomTree Announces First Quarter 2022 Results

Diluted Loss Per Share of ($0.08) (Earnings Per Share of $0.09, as adjusted)

New York, NY – (GlobeNewswire) – April 29, 2022 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the first quarter of 2022.

($10.3) million net loss ($14.1(1) million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$17.0 million non-cash charge associated with the revaluation of deferred consideration – gold payments.

$79.4 billion of ending AUM, an increase of 2.5% arising from net inflows and market appreciation.

$1.3 billion of net inflows, primarily driven by inflows into our fixed income and U.S. equity products, partly offset by outflows from our commodity products.

0.40% average advisory fee, unchanged from the previous quarter.

$78.4 million of operating revenues, a decrease of 1.0% due to two fewer revenue days in the quarter, partly offset by higher average AUM.

80.2% gross margin(1), essentially unchanged from the previous quarter.

22.6% operating income margin (25.7%(1) as adjusted), a 5.9 point decrease (2.8 point decrease, as adjusted(1)) primarily due to higher operating expenses. Our unadjusted operating income margin is impacted by $2.4 million of expenses incurred in responding to the activist campaign by ETFS Capital Limited and Lion Point Capital, LP (collectively, the “Investor Group”), as evidenced by their Schedule 13D, initially filed January 24, 2022, and thereafter amended (the “activist campaign”).

$0.03 quarterly dividend declared, payable on May 25, 2022 to stockholders of record as of the close of business on May 11, 2022.

Update from Jonathan Steinberg, WisdomTree CEO

“This quarter marked WisdomTree’s sixth consecutive quarter of organic growth, strong earnings results and record assets under management. It is important to note that the robust organic growth and sustainable momentum we are experiencing today did not happen overnight, but rather has been the result of executing on the vision and strategy we laid out over the course of many years of diversifying the business, developing world class tools for advisors and launching a solutions platform into the key driver of growth it is today. Just as our strong execution has yielded today’s robust business with $3 billion of net inflows year-to-date, our strong execution on future opportunities with large addressable markets such as managed models and digital assets will further accelerate WisdomTree’s growth in the years to come.”

Update from Jarrett Lilien, WisdomTree COO and President

“Managed model portfolios have grown into a WisdomTree success story, with platform AUM at over $2 billion in only two years, and roughly 12% of US ETF inflows from managed model strategies, up from 10% in the second half of last year. Model flows are recurring in nature and stackable on top of our current inflow profile. We are excited about the trajectory of our models franchise and anticipate a long, lucrative growth runway ahead.

For WisdomTree, I see another major success story on the horizon: being a first mover in digital assets. The mission is simple: first, bring crypto exposures into the mainstream financial ecosystem through ETPs and separate accounts; and second, bring mainstream financial assets into the digital world through blockchain-enabled funds and tokenized assets. Viewed this way, digital assets are a natural extension of what we do – delivering our investors best structured access to various asset classes. We have the vision, we have the products, we have the new D2C channel with WisdomTree Prime™, and we are excited to execute on this massive opportunity.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
Consolidated Operating Highlights ($ in billions):
AUM	$79.4	$77.5	$72.8	$73.9	$69.5
Net inflows	$1.3	$1.9	$0.5	$0.9	$1.3
Average AUM	$77.8	$76.0	$74.5	$73.6	$69.6
Average advisory fee	0.40%	0.40%	0.41%	0.40%	0.41%
Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$78.4	$79.2	$78.1	$75.8	$71.3
Net (loss)/income	$(10.3)	$11.2	$5.8	$17.6	$15.1
Diluted (loss)/earnings per share	$(0.08)	$0.07	$0.04	$0.11	$0.09
Operating income margin	22.6%	28.5%	31.0%	31.3%	26.1%
As Adjusted (Non-GAAP(1)):
Gross margin	80.2%	80.5%	80.6%	81.0%	80.4%
Net income, as adjusted	$14.1	$15.7	$16.3	$16.8	$12.5
Diluted earnings per share, as adjusted	$0.09	$0.10	$0.10	$0.10	$0.08
Operating income margin, as adjusted	25.7%	28.5%	31.0%	31.3%	26.1%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In February 2022, our Board of Directors authorized an increase and extension to our existing stock repurchase program.

•	In March 2022, our Board of Directors adopted a limited duration stockholder rights plan.

•

Also in March 2022, we promoted Ben Wallach and Heather Reisner to strengthen our ESG focus with customer-focused product innovation in the U.S.; and we won three ETF Express European Awards 2022: Best Leveraged & Inverse ETF Issuer (Including ETNs), Best Thematic ETF Issuer ($100M+) and Best European Equity ETF Issuer ($100M-$1BN).

Product News

•

In February 2022, we launched the WisdomTree Battery Value Chain and Innovation Fund (WBAT) on the CBOE; we launched the WisdomTree New Economy Real Estate UCITS ETF (WTRE) on the London Stock Exchange, Börse Xetra and Borsa Italiana; and we cross-listed the WisdomTree Crypto Market ETP (BLOC) and the WisdomTree Crypto Altcoins ETP (WALT) on Euronext exchanges in Paris, France and Amsterdam, the Netherlands.

•

In March 2022, we executed a 1:2 reverse share split on the WisdomTree Floating Rate Treasury fund (USFR); we launched the WisdomTree Efficient Gold Plus Equity Strategy Fund (GDE) on the CBOE; we launched the WisdomTree S&P 500 (WSPX), the WisdomTree EURO STOXX 50 (WS5X) and the WisdomTree FTSE MIB (WMIB) on Borsa Italiana and the WisdomTree STOXX Europe Travel & Leisure 2x Daily Leveraged (2TRV), the WisdomTree STOXX Europe Travel & Leisure 2x Daily Short (2STR), the WisdomTree STOXX Europe Automobiles 2x Daily Leveraged (2CAR) and the WisdomTree STOXX Europe Oil & Gas 2x Daily Short (2OIG) on the London Stock Exchange, Börse Xetra and Borsa Italiana; we listed Swiss Franc (CHF) trading lines for the WisdomTree Bitcoin ETP (BTCW) and the WisdomTree Ethereum ETP (ETHW) listed on SIX; we launched the WisdomTree Solana ETP (SOLW), the WisdomTree Cardano ETP (ADAW) and the WisdomTree Polkadot ETP (DOTW) on Börse Xetra, SIX and Euronext in Paris, France and Amsterdam, the Netherlands; and the WisdomTree Emerging Markets ex-State Owned Enterprises ESG Screened UCITS ETF (XSOE) won in the ‘Innovative Newcomer ETF’ category at the XENIX ETF awards 2022.

•

In April 2022, the WisdomTree New Economy Real Estate Fund (WTRE) was restructured from the WisdomTree Global ex-U.S. Real Estate Fund (DRW); we launched our Portfolio and Growth Solutions to address the needs of RIAs and IBDs to help scale and grow their businesses; we launched a pair of thematic metals ETPs: the WisdomTree Battery Metals ETP (WATT) and the WisdomTree Energy Transition Metals ETP (WENT) on the London Stock Exchange, Börse Xetra and Borsa Italiana; we cross-listed the WisdomTree AT1 CoCo Bond UCITS ETF (COCB) and the WisdomTree Cybersecurity UCITS ETF (WCBR) in Mexico; we cross-listed the WisdomTree USD Floating Rate Treasury Bond UCITS ETF (TFRN) on Borsa Italiana; we cross-listed the WisdomTree Global Quality Dividend Growth UCITS ETF (GGRW) on Börse Xetra; and we launched the WisdomTree Recycling Decarbonisation UCITS ETF (WRCY) on the London Stock Exchange, Börse Xetra and Borsa Italiana.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Mar. 31, 2022		Dec. 31, 2021	Sept. 30, 2021	June 30, 2021		Mar. 31, 2021
Operating Revenues:
Advisory fees	$76,517		$77,441	$76,400	$74,169		$70,042
Other income	1,851		1,734	1,712	1,606		1,214

Total revenues	78,368		79,175	78,112	75,775		71,256

Operating Expenses:
Compensation and benefits	24,787		23,178	22,027	20,331		22,627
Fund management and administration	15,494		15,417	15,181	14,367		13,947
Marketing and advertising	4,023		4,565	2,925	3,594		3,006
Sales and business development	2,609		2,668	2,935	2,159		2,145
Contractual gold payments	4,450		4,262	4,250	4,314		4,270
Professional fees	4,459		2,099	1,583	1,921		2,013
Occupancy, communications and equipment	753		725	1,163	1,266		1,475
Depreciation and amortization	47		45	185	256		252
Third-party distribution fees	2,212		1,830	1,873	2,130		1,343
Other	1,845		1,823	1,787	1,752		1,571

Total operating expenses	60,679		56,612	53,909	52,090		52,649

Operating income	17,689		22,563	24,203	23,685		18,607
Other Income/(Expenses):
Interest expense	(3,732)		(3,740)	(3,729)	(2,567)		(2,296)
(Loss)/gain on revaluation of deferred consideration – gold payments	(17,018)		(3,048)	1,737	497		2,832
Interest income	794		864	689	225		231
Impairments	—		—	(15,853)	—		(303)
Other losses and gains, net	(24,707)		(1,368)	(714)	49		(5,893)

(Loss)/income before income taxes	(26,974)		15,271	6,333	21,889		13,178
Income tax (benefit)/expense	(16,713)		4,084	500	4,259		(1,969)

Net (loss)/income	$(10,261)		$11,187	$5,833	$17,630		$15,147

(Loss)/earnings per share – basic	$(0.08	)(2)	$0.07 (2)	$0.04	$0.11	(2)	$0.09 (2)
(Loss)/earnings per share – diluted	$(0.08	)(2)	$0.07	$0.04	$0.11		$0.09
Weighted average common shares – basic	142,782		142,070	142,070	145,542		145,649
Weighted average common shares – diluted	142,782		159,826	159,213	164,855		161,831
As Adjusted (Non-GAAP(1))
Total operating expenses	$58,244		$56,612	$53,909	$52,090		$52,649
Operating income	$20,124		$22,563	$24,203	$23,685		$18,607
Income before income taxes	$17,674		$19,968	$20,991	$21,253		$15,583
Income tax expense	$3,888		$4,232	$4,674	$4,458		$3,079
Net income	$14,063		$15,736	$16,317	$16,795		$12,504
Earnings per share – diluted	$0.09		$0.10	$0.10	$0.10		$0.08

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues decreased 1.0% from the fourth quarter of 2021 due to two fewer revenue days in the quarter, partly offset by higher average AUM.

•	Operating revenues increased 10.0% from the first quarter of 2021 due to higher average AUM, partly offset by a lower average advisory fee.

•	Our average advisory fee was 0.40%, 0.40% and 0.41% during the first quarter of 2022, the fourth quarter of 2021 and the first quarter of 2021, respectively.

Operating Expenses

•

Operating expenses increased 7.2% from the fourth quarter of 2021 primarily due to $2.4 million of professional fees incurred in response to the activist campaign, higher compensation expense arising from seasonal payroll taxes and higher third-party distribution fees. These increases were partly offset by lower marketing expenses.

•

Operating expenses increased 15.3% from the first quarter of 2021 primarily due to $2.4 million of professional fees incurred in response to the activist campaign, higher compensation arising from increased headcount, higher fund management and administration costs, as well as higher marketing expenses, third-party distribution fees and sales and business development expenses. These increases were partly offset by lower occupancy expenses.

Other Income/(Expenses)

•

Interest expense was essentially unchanged from the fourth quarter of 2021. This expense increased 62.5% from the first quarter of 2021 due to a higher level of debt outstanding, partly offset by a lower effective interest rate.

•

We recognized a non-cash loss on revaluation of deferred consideration of $17.0 million during the first quarter of 2022. The loss was due to higher forward-looking gold prices. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

•	Interest income decreased 8.1% from the fourth quarter of 2021 and increased 243.7% from first quarter of 2021 due to a change in our securities owned.

•

Other net losses were $24.7 million for the first quarter of 2022. The quarter includes a non-cash charge of $19.9 million upon the release of tax-related indemnification assets arising from a favorable resolution of certain tax audits as well as the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense). This quarter also includes losses on our securities owned of $5.1 million. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the first quarter of 2022 was 62.0% resulting in an income tax benefit of $16.7 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a reduction in unrecognized tax benefits associated with the release of the tax-related indemnification asset described above, a lower tax rate on foreign earnings and tax windfalls associated with the vesting of stock-based compensation awards. These items were partly offset by a non-taxable loss on revaluation of deferred consideration and an increase in the deferred tax asset valuation allowance on losses recognized on securities owned.

•	Our adjusted effective income tax rate was 20.4%(1).

CONFERENCE CALL

WisdomTree will discuss its results and operational highlights during a conference call on Friday, April 29, 2022 at 9:00 a.m. ET. The call-in number is (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has over $77.8 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.
(3)

Cash flows from purchasing securities owned, at fair value of ($1,657) and selling securities owned, at fair value of $1,232 during the three months ended March 31, 2021 that were not acquired specifically for resale or associated with our business activities have been reclassified from operating activities to investing activities to conform to our current presentation in the Consolidated Statements of Cash Flows.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
GLOBAL ETPs ($ in millions)
Beginning of period assets	$77,471	$72,774	$73,935	$69,527	$67,383
Inflows/(outflows)	1,314	1,908	547	932	1,268
Market appreciation/(depreciation)	618	2,804	(1,708)	3,480	876
Fund closures	—	(15)	—	(4)	—

End of period assets	$79,403	$77,471	$72,774	$73,935	$69,527

Average assets during the period	$77,813	$75,986	$74,544	$73,615	$69,570
Average advisory fee during the period	0.40%	0.40%	0.41%	0.40%	0.41%
Revenue days	90	92	92	91	90
Number of ETFs – end of the period	341	329	322	318	313

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$48,210	$44,742	$45,129	$42,163	$38,517
Inflows/(outflows)	2,250	1,865	612	1,130	1,343
Market appreciation/(depreciation)	(1,838)	1,618	(999)	1,836	2,303
Fund closures	—	(15)	—	—	—

End of period assets	$48,622	$48,210	$44,742	$45,129	$42,163

Average assets during the period	$47,506	$46,944	$45,506	$44,183	$40,706
Number of ETFs – end of the period	77	75	73	73	68

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$29,261	$28,032	$28,806	$27,364	$28,866
Inflows/(outflows)	(936)	43	(65)	(198)	(75)
Market appreciation/(depreciation)	2,456	1,186	(709)	1,644	(1,427)
Fund closures	—	—	—	(4)	—

End of period assets	$30,781	$29,261	$28,032	$28,806	$27,364

Average assets during the period	$30,307	$29,042	$29,038	$29,432	$28,864
Number of ETPs – end of the period	264	254	249	245	245

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$24,598	$23,825	$24,772	$23,656	$25,880
Inflows/(outflows)	(1,058)	(246)	(249)	(318)	(672)
Market appreciation/(depreciation)	2,761	1,019	(698)	1,434	(1,552)

End of period assets	$26,301	$24,598	$23,825	$24,772	$23,656

Average assets during the period	$25,893	$24,423	$24,850	$25,550	$25,290

U.S. Equity
Beginning of period assets	$23,860	$21,383	$21,285	$20,019	$18,367
Inflows/(outflows)	779	784	351	191	218
Market appreciation/(depreciation)	(901)	1,693	(253)	1,075	1,434

End of period assets	$23,738	$23,860	$21,383	$21,285	$20,019

Average assets during the period	$23,141	$22,964	$21,791	$20,982	$19,320

International Developed Market Equity
Beginning of period assets	$11,888	$11,174	$10,785	$9,984	$9,406
Inflows/(outflows)	97	440	403	399	17
Market appreciation/(depreciation)	(566)	274	(14)	402	561

End of period assets	$11,419	$11,888	$11,174	$10,785	$9,984

Average assets during the period	$11,539	$11,518	$11,140	$10,520	$9,786

	Three Months Ended
	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
Emerging Market Equity
Beginning of period assets	$10,375	$10,666	$11,519	$10,477	$8,539
Inflows/(outflows)	189	(3)	(149)	530	1,663
Market appreciation/(depreciation)	(573)	(288)	(704)	512	275

End of period assets	$9,991	$10,375	$10,666	$11,519	$10,477

Average assets during the period	$10,116	$10,550	$11,038	$11,012	$9,875

Fixed Income
Beginning of period assets	$4,354	$3,528	$3,439	$3,244	$3,308
Inflows/(outflows)	1,242	837	115	168	10
Market appreciation/(depreciation)	(178)	(11)	(26)	27	(74)

End of period assets	$5,418	$4,354	$3,528	$3,439	$3,244

Average assets during the period	$4,690	$4,117	$3,500	$3,335	$3,234

Leveraged & Inverse
Beginning of period assets	$1,775	$1,663	$1,691	$1,519	$1,477
Inflows/(outflows)	(2)	11	41	(2)	(4)
Market appreciation/(depreciation)	83	101	(69)	174	46

End of period assets	$1,856	$1,775	$1,663	$1,691	$1,519

Average assets during the period	$1,830	$1,761	$1,715	$1,664	$1,554

Cryptocurrency
Beginning of period assets	$357	$295	$229	$377	$167
Inflows/(outflows)	37	28	12	8	36
Market appreciation/(depreciation)	(11)	34	54	(156)	174

End of period assets	$383	$357	$295	$229	$377

Average assets during the period	$324	$406	$277	$300	$264

Alternatives
Beginning of period assets	$261	$222	$198	$227	$215
Inflows/(outflows)	29	56	22	(39)	—
Market appreciation/(depreciation)	3	(17)	2	10	12

End of period assets	$293	$261	$222	$198	$227

Average assets during the period	$275	$229	$214	$231	$223

Closed ETPs
Beginning of period assets	$3	$18	$17	$24	$24
Inflows/(outflows)	1	1	1	(5)	—
Market appreciation/(depreciation)	—	(1)	—	2	—
Fund closures	—	(15)	—	(4)	—

End of period assets	$4	$3	$18	$17	$24

Average assets during the period	$5	$18	$19	$21	$24
Headcount	253	241	235	227	227

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31, 2022	Dec. 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$110,395	$140,709
Securities owned, at fair value	133,846	127,166
Accounts receivable	35,191	31,864
Prepaid expenses	6,177	3,952
Income taxes receivable	244	—
Other current assets	327	276

Total current assets	286,180	303,967
Fixed assets, net	559	557
Indemnification receivable	1,452	21,925
Securities held-to-maturity	290	308
Deferred tax assets, net	3,734	8,881
Investments	20,938	14,238
Right of use assets – operating leases	424	520
Goodwill	85,856	85,856
Intangible assets	601,247	601,247
Other noncurrent assets	357	361

Total assets	$1,001,037	$1,037,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$23,795	$20,661
Compensation and benefits payable	8,986	32,782
Deferred consideration – gold payments	17,882	16,739
Operating lease liabilities	244	209
Income taxes payable	—	3,979
Accounts payable and other liabilities	15,979	9,297

Total current liabilities	66,886	83,667
Convertible notes	319,269	318,624
Deferred consideration – gold payments	227,295	211,323
Operating lease liabilities	189	328
Other noncurrent liabilities	1,452	21,925

Total liabilities	615,091	635,867
Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 146,560 and 145,107 at March 31, 2022 and December 31, 2021, respectively	1,466	1,451
Additional paid-in capital	284,421	289,736
Accumulated other comprehensive income	196	682
Accumulated deficit	(32,706)	(22,445)

Total stockholders’ equity	253,377	269,424

Total liabilities and stockholders’ equity	$1,001,037	$1,037,860

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	Mar. 31, 2022	Mar. 31, 2021(3)
Cash flows from operating activities:
Net (loss)/income	$(10,261)	$15,147
Adjustments to reconcile net (loss)/income to net cash (used in)/provided by operating activities:
Loss/(gain) on revaluation of deferred consideration – gold payments	17,018	(2,832)
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(16,052)	(19,757)
Deferred income taxes	5,273	2,904
Losses on securities owned, at fair value	5,142	549
Contractual gold payments	4,450	4,270
Stock-based compensation	2,936	3,143
Amortization of issuance costs – convertible notes	645	429
Amortization of right of use asset	89	697
Depreciation and amortization	47	252
Impairments	—	303
Other	163	(235)
Changes in operating assets and liabilities:
Accounts receivable	(3,710)	290
Prepaid expenses	(2,264)	(362)
Gold and other precious metals	11,959	14,166
Other assets	(52)	5
Fund management and administration payable	3,199	(1,470)
Compensation and benefits payable	(23,690)	(14,245)
Income taxes receivable/payable	(4,228)	(1,028)
Operating lease liabilities	(97)	(918)
Accounts payable and other liabilities	6,741	982

Net cash (used in)/provided by operating activities	(2,692)	2,290

Cash flows from investing activities:
Purchase of securities owned, at fair value	(25,461)	(1,657)
Purchase of investments	(6,863)	(5,500)
Purchase of fixed assets	(54)	(103)
Proceeds from the sale of securities owned, at fair value	13,639	1,232
Proceeds from held-to-maturity securities maturing or called prior to maturity	18	38

Net cash used in investing activities	(18,721)	(5,990)

Cash flows from financing activities:
Dividends paid	(4,842)	(4,937)
Shares repurchased	(3,394)	(2,630)
Proceeds from exercise of stock options	—	379

Net cash used in financing activities	(8,236)	(7,188)

Decrease in cash flow due to changes in foreign exchange rate	(665)	(235)

Net decrease in cash and cash equivalents	(30,314)	(11,123)
Cash and cash equivalents—beginning of period	140,709	73,425

Cash and cash equivalents—end of period	$110,395	$62,302

Supplemental disclosure of cash flow information:
Cash paid for taxes	$2,123	$1,278

Cash paid for interest	$—	$—

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

Gains or losses on securities owned: We account for our securities owned as trading securities which requires these instruments to be measured at fair value with gains and losses reported in net income. In the third quarter of 2021, we began excluding these items when calculating our non-GAAP financial measurements as these securities have become a more meaningful percentage of total assets and the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Other items: Unrealized gains and losses recognized on our investments, changes in the deferred tax asset valuation allowance on securities owned, expenses incurred in response to the activist campaign, impairment charges and the remeasurement of contingent consideration payable to us from the sale of our Canadian ETF business.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
Net (loss)/income, as reported	$(10,261)	$11,187	$5,833	$17,630	$15,147
Add back/Deduct: Loss/(gain) on revaluation of deferred consideration	17,018	3,048	(1,737)	(497)	(2,832)
Add back: Increase in deferred tax asset valuation allowance on securities owned	2,010	—	—	—	—
Add back: Losses on securities owned, net of income taxes	3,893	1,501	1,006	—	—
Add back: Expenses incurred in response to the activist campaign, net of income taxes	1,844	—	—	—	—
Deduct/Add back: Tax (windfalls)/shortfalls upon vesting and exercise of stock-based compensation awards	(565)	—	—	(233)	123
Add back/Deduct: Unrealized loss/(gain) recognized on our investments, net of income taxes	124	—	—	(105)	(179)
Add back: Impairments, net of income taxes (where applicable)	—	—	12,002	—	245
Deduct: Remeasurement of contingent consideration – sale of Canadian ETF business	—	—	(787)	—	—

Adjusted net income	$14,063	$15,736	$16,317	$16,795	$12,504
Weighted average common shares—diluted	158,335	159,826	159,213	164,855	161,831

Adjusted earnings per share—diluted	$0.09	$0.10	$0.10	$0.10	$0.08

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
Operating revenues	$78,368	$79,175	$78,112	$75,775	$71,256
Less: Fund management and administration	(15,494)	(15,417)	(15,181)	(14,367)	(13,947)

Gross margin	$62,874	$63,758	$62,931	$61,408	$57,309

Gross margin percentage	80.2%	80.5%	80.6%	81.0%	80.4%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
Operating revenues	$78,368	$79,175	$78,112	$75,775	$71,256

Operating income	$17,689	$22,563	$24,203	$23,685	$18,607
Add back: Expenses incurred in response to the activist campaign	2,435	—	—	—	—

Adjusted operating income	$20,124	$22,563	$24,203	$23,685	$18,607

Adjusted operating income margin	25.7%	28.5%	31.0%	31.3%	26.1%

	Three Months Ended
Adjusted Total Operating Expenses:	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
Total operating expenses	$60,679	$56,612	$53,909	$52,090	$52,649
Deduct: Expenses incurred in response to the activist campaign	(2,435)	—	—	—	—

Adjusted total operating expenses	$58,244	$56,612	$53,909	$52,090	$52,649

	Three Months Ended
Adjusted Income Before Income Taxes:	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
(Loss)/income before income taxes	$(26,974)	$15,271	$6,333	$21,889	$13,178
Add back/ Deduct: Loss/(gain) on revaluation of deferred consideration	17,018	3,048	(1,737)	(497)	(2,832)
Add back: Loss recognized upon reduction of a tax-related indemnification asset	19,890	—	—	—	5,171
Add back: Losses on securities owned	5,142	1,649	1,329	—	—
Add back: Expenses incurred in response to the activist campaign	2,435	—	—	—	—
Add back/(Deduct): Unrealized loss/(gain) recognized on investments	163	—	—	(139)	(237)
Add back: Impairments	—	—	15,853	—	303
Deduct: Remeasurement of contingent consideration – sale of Canadian ETF business	—	—	(787)	—	—

Adjusted income before income taxes	$17,674	$19,968	$20,991	$21,253	$15,583

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
Adjusted income before income taxes (above)	$17,674	$19,968	$20,991	$21,253	$15,583

Income tax (benefit)/expense	$(16,713)	$4,084	$500	$4,259	$(1,969)
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	19,890	—	—	—	5,171
Deduct: Increase in deferred tax asset valuation allowance on securities owned	(2,010)	—	—	—	—
Add back: Tax benefit arising from losses on securities owned	1,249	148	323	—	—
Add back: Tax benefit arising from expenses incurred in response to the activist campaign	591	—	—	—	—
Add back/(Deduct): Tax benefit/(expense) on unrealized losses and gains on investments	39	—	—	(34)	(58)
Add back: Tax benefit arising from impairments	—	—	3,851	—	58
Add back/(Deduct): Tax windfalls/(shortfalls) upon vesting and exercise of stock-based compensation awards	565	—	—	233	(123)

Adjusted income tax expense	$3,611	$4,232	$4,674	$4,458	$3,079

Adjusted effective income tax rate	20.4%	21.2%	22.3%	21.0%	19.8%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic, or the war in Ukraine, and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	whether we will experience future growth;

•	our ability to develop new products and services and their success;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully implement our digital assets strategy, including WisdomTree Prime™, and achieve its objectives;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	adverse market developments arising from the COVID-19 pandemic could negatively impact our assets under management, resulting in a decline in our revenues and other potential operational challenges;

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, or the war in Ukraine, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and

•	actions of activist stockholders, such as the Investor Group, against us have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.